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                                                                  Exhibit 11

                                  [LETTERHEAD]
                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
FBL Money Market Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated August 29, 1997 on the financial statements of FBL Money Market Fund, Inc. in this Post Effective Amendment No. 17 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-70162) and in this Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940 (No. 811-3121).


                                    /s/ Ernst & Young LLP

Des Moines, Iowa
November 21, 1997